UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified In Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

TIMOTHY P. HASARA

HENRIK JELERT

DEREK R. LEWIS

LORI T. MARCUS

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual and special meeting of shareowners of Primo Water Corporation, a corporation continued under the laws of the Province of Ontario (the “Company”).

On March 27, 2023, Raymond T. White, managing member of Legion Partners Holdings, was quoted in the following article published by Insightia:

IN-DEPTH: As companies ring bylaw changes, activists get nomination rejections

The new universal proxy card rules have driven a wave of bylaw amendments as companies moved in their droves to prepare their defenses against possible attacks on their board. A record 410 U.S.-listed companies amended their director nominee provisions last year, according to Insightia's Governance module, compared to just 13 recorded in 2021.

The oft-controversial changes are increasingly being relied upon by companies shifting to a more aggressive position in a bid to shield themselves from an anticipated increase in proxy contests, with measures being leaned upon in courtroom battles as companies move to reject activist nominations.

However, with the relatively slow uptake to date in the number of contested elections since UPC was introduced, many in the industry have questioned the need for what are in many cases expansive changes. "Universal proxy was never going to bring a lot more proxy fights," said Scott Barshay, chair of Paul, Weiss corporate department, while addressing Tulane's recent Annual Corporate Law Institute conference. "Companies do need to amend their bylaws and I think it's a good opportunity to look at and modernize bylaws. The goal is to win, and we're seeing bylaws out there that are very measured but there are others."

The barriers

Medtech company Masimo was one of the 400 U.S. companies to amend its bylaws last September after activist Politan Capital privately stated its interest in joining the company's board. The amendments required Politan to disclose its limited partners, as well as details of any nominations it had made or planned for the previous three years or expected to make in the next 12 months, the names of any stockholders who had expressed any support for the nominations, and communications with bloggers and online commentators.

However, the company rolled back the controversial changes in February, opting not to risk a trial defeat after Politan landed a partial court win on the matter when the judge, in a first ruling, said the decision over whether Masimo is entitled to the contested information would have to wait until a full trial. "It's extremely gratifying that the threat to nominating stockholders has been taken off the books," Michael Swartz, a litigation partner at Schulte Roth & Zabel who had been arguing the case for Politan, told Insightia in a February interview.

With over 250 U.S.-listed companies amending their director nominee provisions in the 11-week period to March 22 alone, it's a trend that continues to gather pace.

Ted White, co-founder at activist fund Legion Partners told Insightia that the use of bylaw amendments often provides an insight into the culture of a board and its substantive alignment with its shareholders. "When a board takes the opportunity to raise unnecessary barriers for its shareholders to have some role in the governance, it's a blinking neon sign saying that 'we have a governance problem'."

White compared the move to dual class trading stocks which often make running a contest next to impossible. "If you took this to its natural end and you made it so complicated to nominate that shareholders don't have the ability to have any input into the board when something has gone wrong, what does that do to overall governance, discipline, and capital allocation," he questioned.

Primo Water, one of Legion's recent targets, moved to invalidate the firm's four-person slate earlier this month with an argument that the nominations contained "intentional misrepresentations and patently false information." The activist refuted the claims describing the invalidation as "nothing more than transparent and aggressive entrenchment tactics." Legion went on to file a lawsuit in a bid to revert the company's decision and seek a declaration by the Ontario Superior Court of Justice that Primo Water's actions to alter its advance notice bylaws in November were ''oppressive and unfairly prejudicial.''

In March, AmeriServ Financial took to the courts in its bid to prevent Driver Management from soliciting votes after nixing Abbott Cooper's three-person slate, saying the activist's nomination letter lacked key information related to one of the candidates. ''The board believes allowing Driver to disregard AmeriServ's bylaws and run a costly, distracting proxy contest to advance what appears to be its own short-term agenda runs counter to shareholders' best interests,'' the lender contended.

First Foundation has also taken issue with a nomination notice put forward by Driver, arguing the hedge fund failed to mention the present job of its director nominee Allison Ball, despite an obligation as set out under the company's bylaws. Driver has taken the matter to court, accusing directors of having breached their fiduciary duties by rejecting the plaintiff's nominations.

Alternative battlegrounds

Outside of bylaws, other creative toolsets are being used to mitigate against activist intervention. In February, mattress manufacturer Purple Innovation took an alternative defense approach by issuing preferred stock with cumulative voting rights to prevent a feared board sweep by Coliseum Capital Management.

Purple defended the move by arguing the proportional representation preferred linked stock (PRPLS) would be issued to all shareholders and allow for more proportional representation on the board. "The purpose of the PRPLS is to protect all shareholders and treat them equally," said Purple Chairman Paul Zepf.

However, Coliseum, which already owns 45% of its share capital, has argued the move "violates the company's charter and was not justified by any conceivable threat to corporate policy or effectiveness." The disagreement is now also being played out in the courts with Coliseum arguing Purple's non-executive directors have breached their fiduciary duties.

2022 also saw an over 40% rise in the number of poison pills adopted by U.S. boards with 31 recorded and a further five so far this year.

Whether companies opt to use such shareholder rights plans, amend their bylaws, or turn to the courts, industry experts have cautioned against a potential backlash that could harm investor relations overall.

"To the extent that investors perceive the use of these bylaws as prohibiting or chilling an activist from launching an otherwise viable campaign or harming the investor voting franchise rather than setting parameters for fair election campaigns, it is possible that these companies will have IR or PR issues that may ultimately impact the company's value to investors," Bruce Goldfarb, president and CEO of Okapi Partners told Insightia.

Barshay advocated for a measured approach to bylaws and warned against "a cottage industry of lawyers telling their clients to go over the top." "My advice is, don't go there. Adopt reasonable bylaws, so that if you find yourself in a fight, your shareholders will say, that's reasonable."

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the anticipated solicitation of votes for the election of its slate of highly-qualified director nominees or in respect of any matter to be acted upon at the 2023 annual and special meeting (“Annual Meeting”) of shareholders of Primo Water Corporation, a corporation continued under the laws of the Province of Ontario (the “Company”). As permitted by Rule 14a-6 under the Securities Exchange Act of 1934, as amended, Legion Partners Holdings, together with the other participants named herein, intend to file a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying WHITE proxy card with the SEC to be used to solicit votes for the election of its slate of highly-qualified director nominees or in respect of any matter to be acted upon at the Annual Meeting, which Definitive Proxy Statement will constitute a “dissident information circular” for purposes of applicable Canadian corporate and securities laws and will be filed with the applicable Canadian securities regulators and sent to the Company’s shareholders.

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV AND ON THE COMPANY’S PROFILE ON SEDAR AT HTTPS://SEDAR.COM, AND WILL BE SENT TO THE COMPANY, THE COMPANY’S AUDITOR AND SHAREHOLDERS OF THE COMPANY IN COMPLIANCE WITH APPLICABLE RULES. IN ADDITION, THE PARTICIPANTS NAMED HEREIN WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White (collectively, the “Legion Group”), Timothy P. Hasara, Henrik Jelert, Derek Lewis and Lori T. Marcus.

As of the date hereof, Legion Partners I directly beneficially owns 2,134,328 shares of Common Shares, no par value per share, of the Company (the “Common Stock”). As of the date hereof, Legion Partners II directly beneficially owns 187,137 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As of the date hereof, Legion Partners Holdings directly beneficially owns 200 shares of Common Stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II and 200 shares of Common Stock held of record by Legion Partners Holdings. As of the date hereof, Mr. Jelert beneficially owns 30,000 shares of Common Stock. As of the date hereof, Mr. Hasara beneficially owns 40,000 shares of Common Stock. As of the date hereof, Mr. Lewis beneficially owns 1,700 shares of Common Stock in an account jointly held with his spouse. As of the date hereof, Ms. Marcus beneficially owns 100 shares of Common Stock in an account jointly held with her spouse.

Information in Support of Public Broadcast Exemption under Canadian Law

The information contained in this press release does not and is not meant to constitute a solicitation of a proxy within the meaning of applicable corporate and securities laws. Shareholders of the Company are not being asked at this time to execute a proxy in favour of Legion Partners Holdings’ director nominees or in respect of any matter to be acted upon at the Annual Meeting. In connection with the Annual Meeting, Legion Partners Holdings, together with the other participants named herein, intend to file a dissident information circular and solicit proxies in due course in compliance with applicable corporate and securities laws. Notwithstanding the foregoing, Legion Partners Holdings, together with the other participants named herein, has voluntarily provided in or incorporated by reference into this press release the disclosure required under section 9.2(4) of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”) and has filed a document dated March 22, 2023 (the “Document”) containing disclosure prescribed by applicable corporate law and disclosure required under section 9.2(6) of NI 51-102 in respect of Legion Partners Holdings’ director nominees, in accordance with corporate and securities laws applicable to public broadcast solicitations. The Document is hereby incorporated by reference into this press release and is available under the Company’s profile on SEDAR at www.sedar.com. The registered office of the Company is 1200 Britannia Road East, Mississauga, ON L4W 4T5 Canada. The executive head office of the Company is 1150 Assembly Drive, Suite 800, Tampa, FL 33607 United States.

This press release and any solicitation made by Legion Partners Holdings, together with the other participants named herein, in advance of the Annual Meeting is, or will be, as applicable, made by such parties, and not by or on behalf of the management of the Company. Proxies may be solicited by proxy circular, mail, telephone, email or other electronic means, as well as by newspaper or other media advertising and in person by managers, directors, officers and employees of Legion Partners Holdings and/or the other participants named herein who will not be specifically remunerated therefor. In addition, Legion Partners Holdings, together with the other participants named herein, may solicit proxies by way of public broadcast, including press release, speech or publication and any other manner permitted under applicable Canadian laws, and may engage the services of one or more agents and authorize other persons to assist it in soliciting proxies on their behalf.

Legion Partners Holdings has entered into an agreement with Saratoga Proxy Consulting LLC (“Saratoga”) for solicitation and advisory services in connection with the solicitation, for which Saratoga will receive a fee not to exceed US$125,000, together with reimbursement for its reasonable and out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Saratoga will employ approximately 20 persons to solicit the Company’s shareholders for the Annual Meeting.

The costs incurred in the preparation and mailing of any circular or proxy solicitation by Legion Partners Holdings and the other participants named herein will be borne directly and indirectly by the Legion Group. Costs of the solicitation of proxies are currently estimated to be US$1,500,000. Legion Partners Holdings estimates that through the date hereof, its expenses in connection with this solicitation are approximately US$200,000. In the event any of Legion Partners Holdings’ director nominees are elected or appointed to the board of directors of the Company, the Legion Group intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies for the election of its nominees to the board of directors of the Company at the Annual Meeting. If such reimbursement is approved by the Board, the Legion Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

None of Legion Partners Holdings nor any of the other participants named herein is requesting that Company shareholders submit a proxy at this time. Once a formal solicitation of proxies in connection with the Annual Meeting has commenced, proxies may be revoked by a registered holder of Company shares (i) by completing and signing a valid proxy bearing a later date and returning it in accordance with the instructions contained in the accompanying form of proxy; (ii) by depositing an instrument in writing that is signed by the shareholder or by an attorney who is authorized by a document that is signed in writing or by electronic signature; (iii) by transmitting by telephonic or electronic means a revocation that is signed by electronic signature in accordance with applicable law, as the case may be: (a) at the registered office of the Company at any time up to and including the last business day preceding the day the Annual Meeting or any adjournment or postponement of the Annual Meeting is to be held, or (b) with the Chair of the Annual Meeting on the day of the Annual Meeting or any adjournment or postponement of the Annual Meeting; or (iv) in any other manner permitted by law. In addition, proxies may be revoked by a non-registered holder of Company shares at any time by written notice to the intermediary in accordance with the instructions given to the non-registered holder by its intermediary.

None of Legion Partners Holdings nor any of the other participants named herein nor any of their associates or affiliates (i) has any material interest, direct or indirect, by way of beneficial ownership of securities of the Company or otherwise, in any matter to be acted upon at the Annual Meeting, other than the election of directors, or (ii) has had any material interest, direct or indirect, in any transaction or proposed transaction since the commencement of the Company’s last financial year that has materially affected or would or could materially affect the Company or any of its subsidiaries.

Additional information about the Company and the Company’s nominees can be found in the Company’s proxy statement, which is filed under the Company’s profile on SEDAR at www.sedar.com. Legion Partners Holdings is not responsible for the accuracy of any information provided by or relating to the Company or the Company’s nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Company or any other statements the Company or its representatives have made or may otherwise make.